SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                       American Biogenetic Sciences, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                       AMERICAN BIOGENETIC SCIENCES, INC.

                                1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

                                  June 15, 1999
                              --------------------

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, on Tuesday, June 15, 1999 at 3:00 p.m., Eastern Daylight Savings Time. The following matters are to be presented for consideration at the meeting:

              1. The election of eight directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

              2. A proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 50,000,000 to 100,000,000 shares.


              3. Proposals to approve amendments to the Company's 1996 Stock Option Plan to (a) increase the number of shares of Class A Common Stock which may be issued thereunder from 2,000,000 to 4,000,000 shares and (b) increase the number of shares that may be subject to options granted to any one optionee in any calendar year from 150,000 to 500,000 shares;


              4. A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999; and

              5. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on April 20, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the offices of the Company located at 1375 Akron Street, Copiague, New York.

                                            By Order of the Board of Directors,

                                                     Timothy J. Roach
                                                        Secretary
Copiague, New York
May 14, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                       AMERICAN BIOGENETIC SCIENCES, INC.

                                1375 Akron Street
                            Copiague, New York 11726

                              --------------------

                                 PROXY STATEMENT
                              --------------------

         This Proxy Statement is furnished to the holders of Class A Common Stock ("Class A Common Stock") and to the sole holder of Class B Common Stock ("Class B Common Stock") of American Biogenetic Sciences, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 15, 1999, at 3:00 p.m., Eastern Daylight Savings Time, at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about May 14, 1999.


         The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies will be borne by the Company. The Company will also reimburse brokers who are holders of record of Class A Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses. Proxies properly executed and received in time for the Meeting will be voted. A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, 1375 Akron Street, Copiague, New York 11726, Attention: Secretary, by a duly executed proxy of later date, or by voting in person at the Meeting.


                                VOTING SECURITIES

         The close of business on April 20, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). There were outstanding, as of the close of business on that date, 36,031,841 shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock. A majority of the total of such outstanding shares of Class A Common Stock and Class B Common Stock, represented in person or by Proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Holders of Class A Common Stock have one vote for each share thereof held of record and the holder of Class B Common Stock has ten votes for each share thereof held of record. The Class A Common Stock and Class B Common Stock will vote as one class on all matters proposed herein to be submitted to stockholders at the Meeting except that with respect to the proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company has authority to issue (the "Charter Amendment"), holders of Class A Common Stock will also vote as a separate class. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum. Abstentions and broker nonvotes will have no effect on the outcome of the election of directors. Abstentions will, in effect, be deemed negative votes on each proposal, but broker nonvotes will not affect the results of any of the matters proposed herein to be submitted to stockholders at the Meeting except that broker nonvotes will effectively be a negative vote with respect to the proposal on the Charter Amendment (which, to be authorized, requires the affirmative vote of a majority of all outstanding shares of Class A Common Stock voting as a separate class, as well as a majority of the votes of the shares of Class A Common Stock and Class B Common Stock voting as one class).

         Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors, in favor of approval of the Charter Amendment and both proposed amendments to the Company's 1996 Stock Option Plan, and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors. The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

         The following table sets forth information as at the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" and
(iv) all executive officers and directors of the Company as a group. Each share of Class A Common Stock is entitled to one vote per share while each share of Class B Common Stock is entitled to ten votes per share. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                       Class A Common Stock(1)                      Class B Common Stock
                                       ---------------------------                  ---------------------------
                                                          Percent                                      Percent
Beneficial Owner                        No. Shares        of Class                  No. Shares         of Class
-----------------                      ------------       --------                  ----------         --------

Alfred J. Roach (2)                    8,760,250  (2)       21.8%                   3,000,000                100%

John S. North                              7,000  (3)          *                          ---                ---

Ellena M. Byrne                          421,250  (3)(4)     1.2%                         ---                ---

Timothy J. Roach                         630,000  (3)        1.7%                         ---                ---

Gustav V. R. Born                         37,500  (3)          *                          ---                ---

Glenna M. Crooks                               0               *                          ---                ---

Joseph C. Hogan                           80,000  (3)          *                          ---                ---

William G. Sharwell                       55,000  (3)          *                          ---                ---

Emer Leahy                               176,500  (3)          *                          ---                ---

Josef C. Schoell                         134,000  (3)          *                          ---                ---

All executive officers
 and directors as a group
 (12 persons, including
  the foregoing)                      10,463,250  (5)       25.2%                   3,000,000                100%


--------------------
FOOTNOTES ARE ON THE FOLLOWING PAGE.

(1) Asterisk indicates less than one percent. Shares of Class A Common Stock subject to issuance upon conversion of Class B Common Stock into Class A Common Stock and upon exercise of options that were exercisable on, or become exercisable within 60 days after, the Record Date are considered owned by the holder thereof and outstanding for purposes of computing the percentage of outstanding Class A Common Stock that would be owned by such person, but (except for the computation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for purposes of computing the percentage of outstanding Class A Common Stock owned by any other person.

(2) The address of Mr. Roach is Route 2 - Kennedy Avenue, Guaynabo, Puerto Rico 00657. Beneficial ownership of Class A Common Stock includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock on a share for share basis and 1,185,000 shares of Class A Common Stock subject to outstanding options.

(3) Includes shares of Class A Common Stock subject to options as follows: for Ellena M. Byrne, 181,250; for Timothy J. Roach, 620,000; for Gustav V.R. Born, 37,500; for Joseph C. Hogan, 40,000; for William G. Sharwell, 45,000; for Emer Leahy, 65,000; and for Josef C. Schoell, 125,000 shares.

(4) Includes 115,000 shares owned by Ms. Byrne's son and 21,250 shares subject to options held by her husband. The inclusion of these amounts should not be construed as an admission that Ms. Byrne is the beneficial owner of these shares.

(5) Includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock and 2,442,500 shares of Class A Common Stock subject to outstanding options.

                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

         The Company's By-Laws provide that the number of members of the Board of Directors shall be not less than three or more than nine, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors presently consists of eight members. Each of the nominees, other than John S. North and Glenna M. Crooks. Ph.D. (who were elected as directors by the Board in November 1998 and March 1999, respectively), has been previously elected by stockholders of the Company.

         Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the nominees named below to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

         ALFRED J. ROACH, 83, has been Chairman of the Board of Directors of the Company since its organization in September 1983 and, from September 1983 until November 1998, also served as the Company's Chief Executive Officer. Mr. Roach has served as Chairman of the Board and/or President of TII Industries, Inc. ("TII"), a corporation engaged in manufacturing and marketing telecommunications products, and its predecessor since its founding in 1964. Mr. Roach devotes a majority of his time to the business of the Company.

         JOHN S. NORTH, 54, has been President, Chief Executive Officer and member of the Board of Directors of the Company since joining the Company in November 1998. From April 1969 until he joined the Company, Mr. North was employed by Eli Lilly and Company ("Lilly"), which develops, manufactures and sells pharmaceutical products, in a number of management positions, including Director of Marketing for Lilly's Dista Products Division in the United Kingdom (from March 1982 until January 1984), Director of New Product Planning for Europe and the Nordic Area (from January 1984 until October 1986), in which geographic areas he was responsible for the launch of Lilly's antidepressant Prozac, Manager of International Relations (from October 1986 until April 1993) and Director of International Public and Government Affairs for Lilly's pharmaceutical division (from April 1993 until joining ABS).

         ELLENA M. BYRNE, 48, has been Executive Vice President and a director of the Company since March 1995. From January 1986 until December 1991, Ms. Byrne served as Vice President-Administration of the Company and, from December 1991 until March 1995, Ms. Byrne served in various capacities with the Company, including Director of Operations for Europe and Asia.

         TIMOTHY J. ROACH, 52, has been Treasurer, Secretary and a director of the Company since September 1983. He has also been affiliated with TII since 1974, serving as its President since July 1980, Chief Operating Officer since May 1987, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach devotes such time as is necessary to the business of the Company to discharge his duties as Treasurer, Secretary and a director. Timothy J. Roach is the son of Alfred J. Roach.

         GUSTAV VICTOR RUDOLF BORN, M.D., D.Phil., F.R.S., 77, has been a director of the Company since January 1997. Since 1988, Dr. Born has been Research Director of The William Harvey Research Institute at St. Bartholomew's Hospital Medical College, London, England and Emeritus Professor of Pharmacology in the University of London. Among Dr. Born's distinctions, appointments and activities are: Fellowship and Royal Medal of the Royal Society; and Foundation President of the British Society for Thrombosis and Haemostasis.


         GLENNA M. CROOKS, Ph.D., 49, has been a director of the Company since March 1999. Dr. Crooks has been President of Strategic Health Policy International, Inc., a health care consulting and planning firm that advises governments, businesses and industry trade associations in the U.S. and overseas on the development and application of business strategy, a company she formed in October 1994. From January 1991 until September 1994, Dr. Crooks served as Vice President - Worldwide Sales and Operations for the Vaccines Division of Merck & Co., Inc., a pharmaceutical company that develops, manufactures and markets human and animal health products.


         JOSEPH C. HOGAN, Ph.D., 76, has been a director of the Company since December 1983. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 until 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was Director of Engineering Research and Resource Development at Georgia Institute of Technology ("Georgia Tech"). Dr. Hogan is a director of TII.

         WILLIAM G. SHARWELL, D.C.S., 78, has been a director of the Company since October 1986. Dr. Sharwell was President of Pace University in New York from 1984 until his retirement in 1990. He was Senior Vice President of American Telephone & Telegraph Company between 1976 and 1984, and previously served as Executive Vice President of Operations of New York Telephone Company. Dr. Sharwell serves on the Board of Directors of TII and as an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Retirement Fund), L.P., registered investment companies under the Investment Company Act of 1940.

MEETINGS OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors held seven meetings and acted by unanimous written consent on eighteen occasions following informal discussions. Each director was present at all of the meetings of the Board of Directors and committees of the Board on which such director served that were held during the 1998 fiscal year, except that Dr. Born was not present at four of the seven Board meetings held during 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an Audit and Compensation Committee, but does not have a nominating committee.

         The Audit Committee, which consists of Messrs. Hogan and Sharwell, is authorized to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. This committee is also authorized to nominate independent auditors, subject to approval by the Board of Directors. The Audit Committee held two meetings during 1998.

         The Compensation Committee is authorized to consider and recommend to the Board of Directors the salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company. This Committee is also empowered to grant all options under, and administer, the Company's stock option plans. The Compensation Committee is further empowered to examine, administer and make recommendations to the full Board with respect to other employee benefit plans and arrangements of the Company. The Compensation Committee presently consists of Messrs. Hogan and Sharwell. The Compensation Committee acted by unanimous written consent on fourteen occasions during 1998 following informal discussions.

REMUNERATION OF DIRECTORS


         Each non-employee director receives a fee of $1,000 for each meeting of the Board of Directors attended by that director in person and not telephonically. Each director serving on the Audit Committee receives a fee of $600 for each meeting of the committee attended by that director in person and not telephonically. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings. Dr. Born serves as a consultant to the Company for which he receives compensation at the rate of $12,000 per annum.


         The Company's 1993 Non-Employee Director Stock Option Plan, approved by stockholders at the Company's 1993 Annual Meeting of Stockholders, provides for the automatic grant of an option to purchase 10,000 shares of the Company's Class A Common Stock to each non-employee director holding office immediately after each annual meeting of stockholders. The exercise price for each option is equal to the fair market value of the Company's Class A Common Stock on the date of grant. All options have a term of five years and are exercisable, on a cumulative basis, at the rate of one quarter of the number of shares subject to the option in each year commencing one year after the date of the grant.

REQUIRED VOTE

         A plurality of the votes cast at the Meeting by the holders of Class A Common Stock and Class B Common Stock voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of Alfred J. Roach, John S. North, Ellena M. Byrne, Timothy J. Roach, Gustav V.R. Born, Glenna M. Crooks, Joseph C. Hogan and William G. Sharwell to serve as directors of the Company.

                               EXECUTIVE OFFICERS

         The executive officers of the Company, in addition to Alfred J. Roach, John S. North, Timothy J. Roach and Ellena M. Byrne (whose backgrounds are described under the caption "Election of Directors - Background of Nominees" above), are:

         GEORGE CHRISTOFFERSEN, Ph.D., 63, joined the Company in November 1997 as its Director of Research and Development and was elected Vice President-Research and Development in June 1998. From June 1997 until November 1997, Dr. Christoffersen served as a biotechnology consultant. From September 1991 to May 1997, Dr. Christoffersen was employed by Genzyme Corporation, a biotechnology company, as Senior Director Scientific Affairs, where he was responsible for the identification, evaluation and licensing of new technologies, as well as managing offsite research projects and establishing university networks.

         EMER LEAHY, Ph.D., 33, rejoined the Company in December 1997, serving as Senior Vice President- Business Development. From April 1995 to December 1997, Dr. Leahy was employed by AMBI, Inc., a biotechnology and nutraceutical company, as Vice President-Product Development and Director-Business Development, where she coordinated licensing technologies and products as well as participating in corporate acquisitions. From April 1994 until April 1995, Dr. Leahy was Vice President-Neuroscience and, from August 1993 until April 1994, was Vice President-Regulatory Affairs of the Company. From February 1992 until August 1993, Dr. Leahy was employed by Boehringer Ingelheim, GmbH, a multinational pharmaceutical company, where she coordinated clinical trials in Ireland. In addition, from October 1991 until August 1993, Dr. Leahy was lecturer in Pharmacology at the Royal College of Surgeons of Ireland.

         JAMES H. MCLINDEN, Ph.D., 48, has been Vice President - Molecular Biology of the Company since November 1991. Prior thereto (and since joining the Company in January 1987), Dr. McLinden served as Director of Molecular Biology of the Company.

         JOSEF C. SCHOELL, 49, joined the Company in July 1992 as its Controller and was elected Vice President- Finance and Chief Financial Officer of the Company in July 1995. Mr. Schoell is a Certified Public Accountant in the State of New York.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company during 1996, 1997 and 1998 of each person who served as the Company's chief executive officer during 1998 and each other person who served as an executive officer of the Company during 1998 and whose annual cash compensation for 1998 exceeded $100,000:






                                                               ANNUAL COMPENSATION
                                                       ------------------------------------
                                                                                                      LONG-TERM             ALL
       NAME AND                                                                OTHER ANNUAL          COMPENSATION          OTHER
  PRINCIPAL POSITION                 YEAR              SALARY      BONUS       COMPENSATION            OPTIONS          COMPENSATION
  ------------------                ------             --------   --------     ------------          ------------       ------------

Alfred J. Roach,                      1998            $250,000     ----             ----             100,000             ----
   Chairman of the Board (1)          1997            $250,000     ----             ----              ----               ----
                                      1996            $250,000     ----             ----              ----               ----

John S. North, President and          1998           $  25,000     ----             ----             300,000             ----
   Chief Executive Officer (2)

Stephen H. Ip, Executive              1998            $157,200     ----             ----              ----             $23,500
  Vice President and Chief            1997            $146,000    $25,000           ----             200,000             ----
  Operating Officer (3)

Emer Leahy, Senior Vice               1998            $150,000    $15,000         $49,800             ----               ----
  President - Business                1997          $    8,700     ----             ----             110,000             ----
  Development (4)                     1996                ----     ----             ----              30,000             ----

Josef C. Schoell, Vice                1998            $120,000     ----             ----               ---               ---
  President Finance and               1997            $103,000     ----             ----             25,000              ---
  Chief Financial Officer             1996           $  95,000     ----             ----             10,000              ---
--------------------

(1) Mr. Roach served as the Company's Chief Executive Officer until November 16, 1998.


(2) Mr. North joined the Company as President and Chief Executive Officer on November 16,1998. One- half of the options granted to Mr. North are subject to stockholder approval at the Meeting of an amendment to the Company's 1996 Stock Option Plan to increase the number of shares that may be subject to options granted in any one calendar year above the current 150,000 share maximum (see Proposal 4).


(3) Dr. Ip joined the Company in January 1997, was elected President of the Company in January 1998 and resigned effective November 16, 1998. All other compensation reflects post-termination consulting compensation.


(4) Dr. Leahy joined the Company as Senior Vice President - Business Development on December 1, 1997. Compensation reflected in the foregoing table for periods prior to December 1, 1997 were paid to Dr. Leahy as a consultant. Other annual compensation consists of tuition fees reimbursed in accordance with Dr. Leahy's employment agreement (see " -- Employment Agreements," below).

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning options to purchase shares of the Company's capital stock granted by the Company during the year ended December 31, 1998 to the executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company.

                                             INDIVIDUAL OPTIONS
                  --------------------------------------------------------------         POTENTIAL
                                                                                    REALIZABLE VALUE
                                  PERCENT                                           AT ASSUMED ANNUAL
                  NUMBER OF       OF TOTAL                                           RATES OF STOCK
                  SHARES          OPTIONS                                           PRICE APPRECIATION
                  UNDERLYING      GRANTED TO       EXERCISE                          FOR OPTION TERM (2)
                  OPTIONS         EMPLOYEES IN     PRICE          EXPIRATION       ----------------------
      NAME        GRANTED         FISCAL YEAR      PER SHARE (1)  DATE               5%            10%
      ----        -----------     -----------      -------------  --------------    ----          -----

Alfred J. Roach     100,000 (3)       13.5%          $.275          10/27/2003        $7,598     $ 17,295

John S. North       300,000 (4)       40.5%          $.25           11/02/2008        $20,721    $ 47,167

-------------
(1) The exercise price of the options granted to Messrs. Roach and North was 110% and 100%, respectively, of the market value of the Class A Common Stock on the date of grant.

(2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Class A Common Stock.

(3) Exercisable as to 25% of the number of shares of Class A Common Stock underlying the option during each six months commencing six months after the date of grant, on a cumulative basis.

(4) Exercisable as to 25% of the number of shares of Class A Common Stock underlying the option during each year commencing one year after the date of grant, on a cumulative basis.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

         No options to purchase shares of the Company's capital stock were exercised during 1998 by the executive officers named in the Summary Compensation Table. The following table contains information concerning the number of shares of Class A Common Stock underlying unexercised options held at December 31, 1998 by the executive officers named in the Summary Compensation Table.

                                      NUMBER OF SHARES     VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED      IN-THE-MONEY
                                      OPTIONS HELD AT         OPTIONS HELD AT
                                      FISCAL YEAR-END         FISCAL YEAR-END
                 NAME                  (EXERCISABLE/           (EXERCISABLE/
                 ----                  UNEXERCISABLE)       UNEXERCISABLE) (1)
                                   ---------------------   ---------------------

                Alfred J. Roach     1,185,000 /  75,000      $11,875 /  $ 35,625
                John S. North               0 / 300,000      $     0 /  $150,000
                Emer Leahy             65,000 /  68,750      $     0 /  $      0
                Josef C. Schoell      125,000 /   5,000      $     0 /  $      0

--------------
(1) Represents the closing price of the Company's Class A Common Stock on The Nasdaq Stock Market's National Market on December 31, 1998 less the exercise price of each option.

EMPLOYMENT AGREEMENTs


         The Company is a party to an employment agreement with John S. North, dated as of November 2, 1998, under which Mr. North is serving as President and Chief Executive Officer of the Company. The agreement provides for a term expiring November 15, 2001. The Company has the right to terminate the agreement without cause on thirty days' notice. In the event of termination of the agreement by the Company without cause, Mr. North is to remain as a consultant to the Company at his then existing compensation for a period of one year, provided that the consulting and compensation arrangement is to terminate if Mr. North enters into full-time employment with a third party. Under the agreement, Mr. North's current annual salary is $260,000 per annum, he recieved a one-time $25,000 bonus in January 1999 and the Company agreed to lend him $100,000 on an interest free basis. In January 1999, the Company loaned Mr. North $18,000 under this arrangement. Loans under this arrangement are to be forgiven as to 25% every six months provided Mr. North is still an employee of the Company. Mr. North was also granted stock options to purchase an aggregate of 300,000 shares of Class A Common Stock exercisable at $.25 per share, the market value of the Company's Class A Common Stock on the date of grant. The options vest as to 25% of the number of shares subject to the options annually, on a cumulative basis, commencing one year after the date of grant. The options are for a term of ten years, subject to earlier termination in certain events. Options with respect to 150,000 shares are subject to stockholder approval at the Meeting of an amendment to the Company's 1996 Stock Option Plan to increase the number of shares that may be subject to options granted in any one calendar year above the current 150,000 share maximum.


         The Company is also a party to an employment agreement with Dr. Emer Leahy, dated November 12, 1997, under which Dr. Leahy is serving as Senior Vice President-Business Development of the Company. The agreement provides for a term expiring November 30, 2001. Under the agreement, Dr. Leahy's current annual salary is $150,000 per annum. Dr. Leahy is entitled to annual bonuses and salary increases based upon performance, as well as reimbursement for tuition fees under an Executive MBA program.

         As part of their respective employment agreements, Mr. North and Dr. Leahy have agreed not to disclose confidential information about the Company during or after employment and not to compete with the Company during their term of employment and, in certain instances, following employment.

REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, consisting of Messrs. Joseph C. Hogan and William G. Sharwell, "non-employee" directors, within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and "outside directors", within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements for executive officers and to grant all options under, and administer, the Company's employee stock option plans.


         The Compensation Committee believes that the Company, as a development stage company, should create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and development and marketing of its products. To date, this has been accomplished by utilizing salary as the base compensation and stock options to promote long-term incentives and conserve the Company's available cash and, in certain cases, a bonus as an inducement to an executive to join the Company. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

         In determining base salaries, the Compensation Committee examines, among other factors, the executive's performance, degree of responsibility and experience, as well as general employment conditions, competition and economic factors. No specific weights are assigned to any of the factors employed by the Compensation Committee. In 1998, the salaries of certain executive officers were increased, using subjective standards, to recognize their performance.

         The Compensation Committee also makes use of stock options to provide long-term incentive compensation to many of the Company's employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Class A Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company's stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations, including research and development and product development. To assure the long-term nature of the incentive, options granted have generally not become exercisable during the first six months to one year after grant and thereafter have become exercisable over a period of two to four years. Decisions of the Compensation Committee as to option grants are based, in large measure, upon a review of such factors as the executive's level of responsibility, other compensation, accomplishments and goals, and when the last option was granted to such executive, as well as recommendations and evaluations of the executive's performance and prospective contributions by the Company's Chairman of the Board and Chief Executive Officer. Determinations have been made subjectively without giving weight to specific factors.


         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. John S. North joined the Company as President and Chief Executive Officer in November 1998. His base salary of $260,000, bonus, stock option grant and other benefits (see " -- Employment Agreements," above) were negotiated in connection with Mr. North's agreement to join the Company. Prior thereto, Alfred J. Roach, the Company's Chairman of the Board of Directors, served as the Company's Chief Executive Officer. The salary of Mr. Roach has remained unchanged for the past six years and Mr. Roach had not been granted stock options since 1995. In lieu of any additional cash compensation, the Compensation Committee determined to grant Mr. Roach an option to purchase 100,000 shares of the Company's Class A Common Stock under the Company's 1996 Stock Option Plan.

         CERTAIN TAX LEGISLATION. Section 162(m) precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. Any compensation resulting from the exercise of stock options granted by the Company should be eligible for exclusion since all options were either granted prior to the adoption of Section 162(m) or under a plan approved by the Company's stockholders which was designed to conform to regulations for determining whether options are deemed "performance based compensation." The Committee believes that the limitations on compensation deductibility under Section 162(m) will have no effect on the Company in the foreseeable future, and intends to take such action as may be necessary, including obtaining stockholder approval where required, in order for compensation not to be subject to the limitation on deductibility imposed by
Section 162(m) of the Code. In this regard, one-half of the option to purchase 300,000 shares of the Company's Class A Common Stock granted to Mr. North is subject to stockholder approval of an amendment to the Company's 1996 Stock Option Plan (see Proposal 4).


                                           Respectfully submitted,

                                           Joseph C. Hogan
                                           William G. Sharwell

PERFORMANCE GRAPH

         The following graph compares the cumulative return to stockholders of Class A Common Stock from December 31, 1993 (the first point shown in the following graph) through December 31, 1998 with the Nasdaq Market Index and the Dow Jones Industry Group BTC - Biotechnology Index for the same period. The comparison assumes $100 was invested on December 31, 1993 in Class A Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
At December 31,                1993      1994     1995     1996     1997   1998
--------------------------------------------------------------------------------
American Biogenetic Sciences   100        31       56       83       39     15
Peer Group Index               100        92      160      185      202    251
NASDAQ Market Index            100       105      136      169      207    392

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Class A Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of copies of the reports furnished to the Company, or written representation that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's year ended December 31, 1998 were timely filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On May 4, 1998, October 1, 1998 and October 6, 1998, Alfred J. Roach purchased directly from the Company 50,000, 500,000 and 724,500 shares, respectively, of the Company's Class B Common Stock for $81,250 ($1.6250 per share), $203,125 ($0.4063 per share) and $181,125 ($0.25 per share), respectively, the closing bid prices of the Company's Class A Common Stock (into which the Company's Class B Common Stock is convertible on a share-for-share basis) on The Nasdaq Stock Market's National Market on the respective dates. On October 28, 1998 and March 8, 1999, Mr. Roach purchased directly from the Company 4,000,000 and 440,000 shares, respectively, of the Company's Class A Common Stock for $1,000,000 ($0.25 per share) and $440,000 ($1.1250 per share), respectively.

                                   PROPOSAL 2.

                    APPROVAL OF AN AMENDMENT OF THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                       THE AUTHORIZED CLASS A COMMON STOCK

         On April 12, 1999, the Board of Directors unanimously adopted a resolution approving a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 50,000,000 to 100,000,000 shares. The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting. The additional 50,000,000 shares of Class A Common Stock, if and when issued, will have the same rights and privileges as the shares of Class A Common Stock presently issued and outstanding. Each holder of Class A Common Stock is entitled to one vote per share, and each holder of Class B Common Stock is entitled to ten votes per share, on all matters submitted to a vote of stockholders. Neither Class A Common Stock nor Class B Common Stock have cumulative voting rights. The holders of Class A Common Stock and Class B Common Stock share ratably on a per share basis in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Class A Common Stock or Class B Common Stock, except that each share of Class B Common Stock is convertible into Class B Common Stock on a share for share basis.

PURPOSES AND CERTAIN POSSIBLE EFFECTS OF INCREASING THE
NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK.


         The Company's Certificate of Incorporation presently authorizes the Company to issue 50,000,000 shares of Class A Common Stock, $.001 par value per share, of which 36,031,841 shares were issued and outstanding as of April 20, 1998, and 3,000,000 shares of Class B Common Stock, $.001 par value per share, all of which were outstanding on that date. In addition to the 36,031,841 shares of Class A Common Stock outstanding, (i) 3,000,000 shares are reserved for issuance upon conversion of the Class B Common Stock, (ii) 7,217,500 shares are reserved for issuance upon the exercise of options under the Company's stock option plans (of which 4,516,084 shares were subject to outstanding options at exercise prices ranging from $0.25 to $10.00 per share), including the additional 2,000,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, subject to approval of an amendment to that plan by stockholders at the Meeting (see Proposal 3, below), and (iii) 1,259,445 shares are reserved for issuance upon the exercise of warrants and options held by unaffiliated third parties (which have exercise prices ranging from $0.75 to $5.50 per share). Accordingly, assuming approval of the proposed amendment to the Company's 1996 Stock Option Plan, only 2,491,214 shares of the Company's Class A Common Stock are unrestricted for future issuance.


         The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, including research and development and product development activities, and has issued shares in connection with its acquisition of Stellar Bio Systems, Inc. and to consultants. The Company expects to continue to make substantial expenditures for research and product development, in the development of products being commercially developed and for the marketing of products. Except for the potential issuance of reserved shares, there are no present understandings or arrangements as to the issuance or sale of any shares of Class A Common Stock. However, the Company continues to periodically explore and negotiate the additional financing that it will require. The Company also intends to seek acquisitions of other companies, products and assets. These activities are likely to require the Company to sell shares of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock. The Company has, at times in the past, sold shares at below the market price of its Class A Common Stock at the date of issuance and may be required to do so in the future in order to raise financing. The Board of Directors believes that the increase in the number of authorized shares of Class A Common Stock at this time will provide the Company with the flexibility of having an adequate number of authorized but unissued shares of Class A Common Stock available for future financing requirements, including for funding research and product development, acquisitions and other corporate purposes, without the expense or delay attendant in seeking stockholder approval at any special or annual meeting. The proposed amendment would provide additional authorized shares of Class A Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

         Although it is not the purpose of the proposed amendment and the Board of Directors is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued shares of Class A Common Stock also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company.

         The proposed amendment will not affect the rights of existing holders of Class A Common Stock except to the extent that further issuances of Class A Common Stock will reduce each existing stockholder's proportionate ownership.

REQUIRED VOTE

         Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of both (a) a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share and (b) a majority of the outstanding shares of Class A Common Stock voting as a separate class, with each share of Class A Common Stock having one vote per share. The Board of Directors recommends a vote FOR approval of this proposal.


                               PROPOSALS 3 AND 4.


                     APPROVAL OF AMENDMENTS OF THE COMPANY'S
                             1996 STOCK OPTION PLAN

         At the Company's 1996 annual meeting, stockholders approved the Company's 1996 Stock Option Plan (the "Plan") to provide an incentive to employees of, and consultants to, the Company and its present and future subsidiaries and to offer an additional inducement in obtaining the services of such persons through the grant of options to purchase shares of the Company's Class A Common Stock within the limits and subject to the terms and conditions of the Plan. The Plan is the only plan of the Company that presently permits the grant of options to employees of, or consultants to, the Company. At the Company's 1998 annual meeting, stockholders of the Company approved an amendment to the Plan to increase the number of shares of Class A Common Stock issuable thereunder from 1,000,000 to 2,000,000. In addition, the Plan, as adopted, currently limits the number of shares of Class A Common Stock that may be subject to options granted under the Plan to any one optionee in any calendar year to 150,000 shares.

         The Board of Directors has unanimously adopted, subject to stockholder approval which will be requested at the Meeting, and recommended for submission to stockholders, amendments to the Plan (the "Plan Amendments") to:

         (i) Increase the number of shares reserved for issuance under the Plan by 2,000,000 shares, subject to the Plan's antidilution provisions. Through April 20, 1998, options to purchase 5,000 shares of Class A Common Stock had been exercised under the Plan and options to purchase 1,661,084 shares were subject to outstanding options held by 36 employees and 19 consultants, leaving 333,916 shares (together with shares subject to any such outstanding options which may expire, terminate or be canceled unexercised) available for future grant under the Plan. The Board of Directors believes that the Plan has been instrumental in attracting and retaining employees, officers and consultants and that this objective will be furthered by providing additional shares for future grants; and

         (ii) Change the limit on the number of shares that may be subject to options granted under the Plan to any one optionee in any calendar year (the "Section 162(m) Maximum") from 150,000 to 500,000 shares, subject to the Plan's antidilution provisions. In November 1998, as an inducement to John S. North to join the Company, among other things, the Company agreed to grant Mr. North stock options to purchase an aggregate of 300,000 shares of the Company's Class A Common Stock. Since the Plan provided that the Section 162(m) Maximum is 150,000, the grant to Mr. North of options to purchase 150,000 of such shares is subject to stockholder approval at the Meeting of an amendment to the Plan to increase the Section 162(m) Maximum to accommodate the full option grant to Mr. North.. The existing Section 162(m) Maximum was established as part of the Plan in 1996 in order to enable options granted under the Plan to be considered "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), ensuring the deductibility of any compensation expense that may arise from the exercise of options granted under the Plan (see "Executive Compensation -- Report of the Compensation Committee", above, and " -- Federal Income Tax Treatment", below). The proposed increase in the Section 162(m) Maximum is designed to fulfill the Company's understanding with Mr. North and to enable the Board and the Compensation Committee to utilize a higher number of options annually in order to attract and retain key employees while conserving the Company's cash position.


         The Board of Directors believes that the Plan serves the purposes for which it was intended and has authorized the Plan Amendments to further the Plan's purpose


         The following summary of certain material features of the 1996 Plan.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY


         Currently, the Plan authorizes the grant of options to purchase a maximum of 2,000,000 shares (which will be increased to 4,000,000 shares if the proposed Plan Amendment with respect thereto is approved by stockholders at the Meeting) of the Company's Class A Common Stock (subject to adjustment as described below) to employees of, and to consultants to (including officers and directors who are employees or consultants), the Company or any of its present and future subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Class A Common Stock subject to such options are again available for the grant of options under the Plan.


TYPE OF OPTIONS

         Options granted under the Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

ADMINISTRATION

         The Plan is to be administered by the Board of Directors or, to the extent the Board may determine, a committee of the Board (the "Committee") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also intended that each member of the Committee will be an "outside director" within the meaning of
Section 162(m) of the Code. The Plan is currently being administered by the Compensation Committee of the Board. References in the following discussion to powers and actions that may be taken by the Committee include powers and actions that may also be taken by the Board of Directors.

         Among other things, the Committee is empowered to determine, within any express limits contained in the Plan, the employees and consultants to be granted options, whether an option granted to an employee is to be an ISO or an NQSO, the number of shares of Class A Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract ("Contract") between the Company and an optionee and, with the consent of the optionee, to cancel (which could be in conjunction with the grant of a new option at a lower exercise price or on different terms and conditions) or modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administering the Plan.

TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan are subject to, among other things, the following terms and conditions:

         (a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value, in the case of an ISO, if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

         (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed ten years (five years, in the case of an ISO, if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).


         (c) The maximum number of shares of the Company's Class A Common Stock for which options may be granted to an employee in any calendar year is presently 150,000 (which will be increased to 500,000 shares if the proposed Plan Amendment with respect thereto is approved by stockholders at the Meeting). In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee under all option plans of the Company which are exercisable for the first time during any calendar year may not exceed $100,000.


         (d) The exercise price of each option is payable in full upon exercise or, if the applicable Contract permits, in installments. Payment of the exercise price of an option may be made in cash, or, if the applicable Contract permits, in shares of the Company's Class A Common Stock or any combination thereof.

         (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.


         (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Options are not affected by a change in the status of an optionee so long as the optionee continues to be an employee of, or a consultant to, the Company. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of employment by reason of disability), except as otherwise provided in the Contract, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as provided in the applicable Contract, an optionee whose relationship with the Company is terminated by reason of disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.


         (g) The Company may withhold cash and/or shares of the Company's Class A Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.


ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         Appropriate adjustments will be made in the number and kind of shares available under the Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Class A Common Stock by reason of any stock dividend, split-up, combination, reclassification, recapitalization, spin-off, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of the liquidation or dissolution of the Company, or a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

DURATION AND AMENDMENT OF THE PLAN

         No option may be granted under the Plan after March 28, 2006. However, the Board of Directors may at any time terminate or amend the Plan; provided that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year, (b) materially increase the benefits accruing to participants, or (c) change the eligibility requirements for persons who may receive options. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

         An optionee does not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

         Upon the exercise of a NQSO, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally is entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

         Upon the exercise of an ISO, the optionee does not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee recognizes long-term capital gain or loss and the Company is not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and the Company generally is entitled to deduct such amount.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

OPTIONS GRANTED DURING LAST FISCAL YEAR TO EMPLOYEES AND CONSULTANTS


         The grant of options is within the discretion of the Committee. Accordingly, the Company is unable to determine future options, if any, that may be granted to the persons or groups to which the following table pertains. Set forth under the caption "Executive Compensation - Option Grants in Last Fiscal Year", above, is information concerning options granted during the Company's fiscal year ended December 31, 1998 to the persons named in the Summary Compensation Table, each of which options was granted under the Plan. The following table sets forth the number of shares underlying options that were granted under the Plan during the Company's fiscal year ended December 31, 1998 to (i) all current executive officers as a group, (ii) all other current employees as a group, including current officers who are not executive officers and (iii) all consultants as a group:


                                                                       NUMBER OF SHARES
CATEGORY OF OPTIONEE                                               UNDERLYING OPTIONS GRANTED
--------------------                                               --------------------------
Current executive officers as a group (3 persons, including the             425,000
   persons named in the Summary Compensation Table)

Other employees as a group (19 persons)                                     181,500

Consultants (5 persons)                                                     135,000

        The Company's three non-employee directors, who were each granted options to purchase 10,000 shares of Class A Common Stock under the Company's 1993 Non-Employee Director Stock Option Plan in 1998 (see "Election of Directors
- Remuneration of Directors"), are not entitled to participate in the Plan.


        The exercise price of all of the foregoing options was at least 100% of the market value of the underlying shares on the date of grant. The foregoing table does not include any dollar value that may arise from a future increase in the market value of the Company's Class A Common Stock. On May 11, 1999, the closing price of the Company's Class A Common Stock on The Nasdaq Stock Market's National Market was $1.00 per share.


REQUIRED VOTE


        Approval of each of the proposed Plan Amendments, which will be voted upon separately, requires the affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, at the Meeting and entitled to vote on these proposals, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share. The Board of Directors recommends a vote FOR approval of each of the proposed Plan Amendments.

                                   PROPOSAL 5.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected the firm of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1999. Arthur Andersen LLP has acted for the Company in such capacity since 1989. The Board proposes that the stockholders ratify such selection at the Meeting.

        Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE

        The affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required to adopt this proposal. The Board of Directors recommends that stockholders vote FOR approval of this proposal.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS


        From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Board of Directors' proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received by January 16, 2000. As to any proposals intended to be presented by a stockholder without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting of Stockholders, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before April 1, 2000. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 1375 Akron Street, Copiague, New York 11726.


ANNUAL REPORT ON FORM 10-K


        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Josef C. Schoell, Vice President-Finance, at 1375 Akron Street, Copiague, New York 11726.


                                        By Order of the Board of Directors,

                                                Timothy J. Roach
                                                       Secretary
May 14, 1999

                       AMERICAN BIOGENETIC SCIENCES, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 15, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, AIDA PADILLA, TIMOTHY J. ROACH and LEONARD W. SUROFF, or any one or more of them, with full power of substitution, to vote all shares of the capital stock of American Biogenetic Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 15, 1999, at 3:00 p.m., Eastern Daylight Savings Time, at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, and at any adjournments or postponements thereof, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.


         EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW AND ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE PROXIES WILL BE VOTED FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

         A VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2 , 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS.


         1.       Election of Directors (check one box only)




[ ] FOR EACH NOMINEE LISTED BELOW          [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary          to vote for all nominees listed
      below):                                  below

               ALFRED J. ROACH, JOHN S. NORTH, ELLENA M. BYRNE, TIMOTHY J. ROACH, GUSTAV V. R. BORN, GLENNA M. CROOKS, JOSEPH C. HOGAN and WILLIAM G. SHARWELL

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE ABOVE LIST)

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2. To amend the Company's Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue.

                          FOR                      AGAINST             ABSTAIN
                          [ ]                      [ ]                 [ ]

3. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Class A Common Stock that may be issued thereunder.

                          FOR                      AGAINST             ABSTAIN
                          [ ]                      [ ]                 [ ]

4. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares that may be subject to options granted to any one optionee in any calendar year.

                         FOR                      AGAINST             ABSTAIN
                         [ ]                      [ ]                 [ ]

5. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company.


                         FOR                      AGAINST             ABSTAIN
                         [ ]                      [ ]                 [ ]


                                        Dated: ________________, 1999

                                        _______________________________
                                        (SIGNATURE OF STOCKHOLDER)

                                        _______________________________
                                        (SIGNATURE OF STOCKHOLDER)

                                        NOTE: PLEASE SIGN YOUR NAME OR NAMES
                                        EXACTLY AS SET FORTH HEREON. FOR JOINTLY
                                        OWNED SHARES, EACH OWNER SHOULD SIGN. IF
                                        SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE INDICATE THE CAPACITY IN WHICH
                                        YOU ARE ACTING. PROXIES EXECUTED BY
                                        CORPORATIONS SHOULD BE SIGNED BY A DULY
                                        AUTHORIZED OFFICER AND SHOULD BEAR THE
                                        CORPORATE SEAL.

              PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
           IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED
                              IN THE UNITED STATES.